RESTATED FIRST AMENDMENT TO THE

OPERATING AGREEMENT

OF

ILX-BRUNO L.L.C.

an Arizona limited liability company

This Restated First Amendment to the Operating Agreement of ILX-Bruno LLC, an Arizona limited liability company (First Amendment) is entered into effective as of the 27th  day of September, 2005, by and among ILX Resorts Incorporated, an Arizona corporation as a Member and as the Manager and James Bruno Enterprises LLC, an Arizona limited liability company as a Member (Bruno) and replaces in full the first Amendment to the Operating Agreement dated September 23, 2005.

1.

Amendment.  Paragraphs 3.2.1 and 11.9 are amended in full.  The restated paragraphs are set forth below.

3.2.1.  Initial Capital Contributions.  The Members shall make the following contributions to the capital of the Company and shall make or arrange for certain loans.

A.

 Bruno has placed on deposit with the U.S. Forest Service $588,000, and ILX has placed on deposit with the U.S. Forest Service $252,000 for a total of $840,000 which payments are Capital Contributions.

B.

On or before  September 27, 2005, Bruno shall contribute an additional $462,000 and ILX shall contribute an additional $1,948,000 as Capital Contributions.  Such monies shall be placed in an ILX money market account until used to purchase the Property (as defined in the Operating Agreement).

C.

Ascender Partners made claims against Bruno and ILX arising out of the bidding on the U.S. Forest Service property.   Bruno has settled all claims by Ascender for the payment of $250,000.  This $250,000 shall be paid by Bruno depositing the funds into the Spector Law Offices Trust Account no later than September 23, 2005 and then used to pay the Ascender settlement.

D.

Bruno shall not receive any credit as a capital contribution for the payment of this $250,000.  Therefore as of September 23, 2005 Bruno will have made Capital Contributions of the $588,000 referred to in Subparagraph A plus the $462,000 referenced in Subparagraph B for a total of $1,050,000.

E.

ILX shall make an additional Capital Contribution of $600,000 for working capital to the Company as such funds are required by the Company for working capital purposes.

F.

ILX shall make a second and additional Capital Contribution of  $600,000 to the Company as such funds are required by the Company to provide funds to make interest payments on the loans made to the Company by ILX and any other entities.

G.

ILX shall make a loan of $4,450,000 to the Company in order to close the escrow with the U.S. Forest Service for the purchase of The Property.   The loan shall be for a term of one year and shall bear interest at three points over prime with interest payable monthly.  After the close of escrow on the Property, ILX will arrange for a $4,450,00 loan (New Loan) with an institutional lender and ILX will be repaid its $4,450,000 loan to the Company.   ILX is authorized and empowered to place such New Loan on terms and conditions deemed acceptable to ILX pursuant to the Management Provisions as set forth in Section V of the Operating Agreement.

H.

All interest, principal and other payments on all loans to the Company including but not limited to those referenced in the Subparagraphs above shall be an obligation of and an expense of the Company.

I.

Bruno shall contribute an additional Capital Contribution of $700,000 on before October 28, 2005.

As of the date of signing this First Amendment, the Percentage Interests shall be ILX Resorts Incorporated 92.0% and James Bruno Enterprises LLC 8.0%.  However, if Bruno contributes the additional $700,000 referenced in Subparagraph I above, then the Percentage Interests shall be automatically adjusted to reflect that ILX Resorts Incorporated is 81.8% and James Bruno Enterprises LLC is 18.2%.

11.9.

Waiver of Action for Partition. The Manager and each of the Interest Holders irrevocably waives any right that he or she may have to maintain any action for partition with respect to any of the Company Property.   The remainder of Paragraph 11.9 is deleted in full.

2.

Full Force and Effect.  Except as modified by this First Amendment, the Operating Agreement and each of its terms and conditions remains in full force and effect.

Members:

JAMES BRUNO ENTERPRISES, LLC

an Arizona limited liability company

________________________

By:

James A. Bruno

Its:

Manager

By:

_________________________

Shelly D. Bruno

Its:

Manager

ILX RESORTS INCORPORATED, an

Arizona corporation

By:

_________________________

Joseph P. Martori, Sr.

Its:

Chairman and CEO

Manager:

ILX RESORTS INCORPORATED, an

Arizona corporation

By:

_________________________

Joseph P. Martori, Sr.

Its:

Chairman and CEO